                          PORTFOLIO SERVICING AGREEMENT

                                   between

                         SENTINEL ACCEPTANCE CORPORATION

                                     AND

                          SENTINEL FINANCING LTD., L.P.

                         EFFECTIVE DATE:   ___________, 1997

                                TABLE OF CONTENTS

                                                                            PAGE


PRELIMINARY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                                  ARTICLE 1.
                                 DEFINITIONS . . . . . . . . . . . . . . .     1

                                  ARTICLE 2.
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 2.1    Appointment and Duties of Servicer. . . . . . . . . . . . .     3
Section 2.2    Intentionally Omitted . . . . . . . . . . . . . . . . . . .     5
Section 2.3    Collection of Receivable Payments: Defaulted Receivables. .     5
Section 2.4    Realization Upon Receivables. . . . . . . . . . . . . . . .     5
Section 2.5    [THIS SECTION RESERVED].. . . . . . . . . . . . . . . . . .     5
Section 2.6    Maintenance of Security Interests in Financed Vehicles
                 and Receivables . . . . . . . . . . . . . . . . . . . . .     6
Section 2.7    Covenants of Servicer: Notices. . . . . . . . . . . . . . .     6
Section 2.8    Intentionally Omitted . . . . . . . . . . . . . . . . . . .     7
Section 2.9    Servicing Fee . . . . . . . . . . . . . . . . . . . . . . .     7
Section 2.10   Distribution Date Certificates. . . . . . . . . . . . . . .     7
Section 2.11   Annual Statement as to Compliance . . . . . . . . . . . . .     7
Section 2.12   Financial Statements: Annual Servicing Reports. . . . . . .     7
Section 2.13   Costs and Expenses. . . . . . . . . . . . . . . . . . . . .     8
Section 2.14   Intentionally Omitted . . . . . . . . . . . . . . . . . . .     9
Section 2.15   Delivery of Copies of Documents to the Servicer . . . . . .     9
Section 2.16   Possession of Original Collateral Documents: Servicer
                 Documents . . . . . . . . . . . . . . . . . . . . . . . .    10
Section 2.17   Warranties, Representations and Indemnity With
                 Respect to Documents. . . . . . . . . . . . . . . . . . .    11
Section 2.18   Standard of Care. . . . . . . . . . . . . . . . . . . . . .    11
Section 2.19   Records . . . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 2.20   Inspection. . . . . . . . . . . . . . . . . . . . . . . . .    11
Section 2.21   Enforcement . . . . . . . . . . . . . . . . . . . . . . . .    12
Section 2.22   Substitution of Collateral. . . . . . . . . . . . . . . . .    12

                                  ARTICLE 3.
                         LOCKBOX ACCOUNT; COLLECTIONS;
                             STATEMENTS TO CLIENT

Section 3.1    Lockbox Account . . . . . . . . . . . . . . . . . . . . . .    12
Section 3.2    Collections . . . . . . . . . . . . . . . . . . . . . . . .    13
Section 3.3    Distributions from the Lockbox Account. . . . . . . . . . .    13


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                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Servicer. . . . . . .    13
Section 4.2    Representations and Warranties of the Client. . . . . . . .    14
Section 4.3    Survival of Representations and Warranties. . . . . . . . .    15

                                  ARTICLE 5.
                      DEFAULT, REMEDIES AND LIABILITY

Section 5.1    Events of Default . . . . . . . . . . . . . . . . . . . . .    15
Section 5.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 5.3    Liability of the Servicer . . . . . . . . . . . . . . . . .    16
Section 5.4    Force Majeure . . . . . . . . . . . . . . . . . . . . . . .    17

                                  ARTICLE 6.
                          TERMINATION OF AGREEMENT

Section 6.1    Term of Agreement . . . . . . . . . . . . . . . . . . . . .    17
Section 6.2    Effect of Termination . . . . . . . . . . . . . . . . . . .    17
Section 6.3    Transfer of Servicing . . . . . . . . . . . . . . . . . . .    17
Section 6.4    Termination of Servicer . . . . . . . . . . . . . . . . . .    17
Section 6.5    Merger or Consolidation of, or Assumption of
                 the Obligations of, or Resignation of Servicer. . . . . .    18

                                  ARTICLE 7.
                           MISCELLANEOUS PROVISIONS

Section 7.1    Amendment . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 7.2    Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Section 7.3    Notices . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 7.4    Severability of Provisions. . . . . . . . . . . . . . . . .    19
Section 7.5    Rights Cumulative . . . . . . . . . . . . . . . . . . . . .    19
Section 7.6    No Offset . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 7.7    Inspection and Audit Rights . . . . . . . . . . . . . . . .    20
Section 7.8    Powers of Attorney. . . . . . . . . . . . . . . . . . . . .    20
Section 7.9    Captions. . . . . . . . . . . . . . . . . . . . . . . . . .    20
Section 7.10   Decisions and Direction . . . . . . . . . . . . . . . . . .    20
Section 7.11   Assignment and Binding Effect . . . . . . . . . . . . . . .    20
Section 7.12   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . .    20
Section 7.13   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .    21
Section 7.14   Governing Law . . . . . . . . . . . . . . . . . . . . . . .    21
Section 7.15   Parties . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 7.16   Confidentiality of Servicer's Proprietary Information . . .    21
Section 7.17   No Solicitation of Employees. . . . . . . . . . . . . . . .    21


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Section 7.18   Relationship of the Parties . . . . . . . . . . . . . . . .    22


EXHIBIT A:     NOT USED
EXHIBIT B:     LIST OF REPORTS
EXHIBIT C:     NOT USED
EXHIBIT D:     FORM OF DISTRIBUTION DATE CERTIFICATE

                         PORTFOLIO SERVICING AGREEMENT

     This Portfolio Servicing Agreement ("Servicing Agreement") is made as of June 1, 1997 ("Effective Date"), by and between SENTINEL FINANCING LTD., L.P. ("Client") and SENTINEL ACCEPTANCE CORPORATION, a Florida corporation ("SAC," or, the "Servicer").

                             PRELIMINARY STATEMENT

     WHEREAS, Client either currently owns or intends to purchase Receivables (as defined below); and

     WHEREAS, Client desires to enter into an agreement with the Servicer pursuant to which the Servicer shall manage, administer, service and receive collections, handle repossessions and all enforcement activities, on certain motor vehicle retail installment sale contracts and security agreements (the "Receivables") secured by new or used automobiles and/or light-duty trucks and all accessions thereto ("Financed Vehicles") as may be identified on one or more Schedules of Receivable delivered to and accepted by Servicer; and

     WHEREAS, the Servicer desires to provide such services to Client; and

     NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     Defined Terms. Capitalized and defined terms contained in this Servicing Agreement without definitions have the following meanings unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

     (a) "Business Day" shall mean any day on which ordinary business dealings are carried on at Servicer's Coral Springs, Florida offices, excluding Saturday, Sunday and any day on which the Servicer's offices are closed because of its regularly scheduled holiday.

     (b)  Intentionally Omitted.

     (c) "Client" means SENTINEL FINANCING LTD., L.P., a Florida limited partnership.



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


     (d) "Collateral" means a Financed Vehicle and any other property in which a lien has been created, or which has been purchased by an Obligor.

     (e)  "Collection Period" means the calendar month.

     (f)  Intentionally Omitted.

     (g) "Contract Rate" means, with respect to any Receivable, the interest rate contained in the Receivable.

     (h) "Default" means the failure of an Obligor to pay an amount equal to or greater than the regularly scheduled payments due under the terms of the Receivable or a violation of any term or condition of the Receivable which is a basis for a repossession of the Collateral.

     (i)  "Defaulted Receivable" means any Receivable with respect to which
(i) at least 90% of a Scheduled Payment is 90 days or more delinquent, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired), or (iii) the Servicer has determined in good faith that payments under such Receivable are not likely to be made or resumed.

     (j) "Delinquent Receivable" means any Receivable (i) with respect to which any payment or portion thereof has been due and unpaid from the Obligor for 90 days or more, (ii) on which any payment or portion thereof is less than 90 days past due but as to which the Servicer, in the normal course of performing its duties hereunder, has determined it is unlikely that past due payments will be brought current through routine efforts by the Servicer or
(iii) with respect to which a Default has occurred and the Servicer reasonably believes that, as a result of such Default, such Contract may become a Defaulted Receivable.

     (k) "Distribution Date" means the tenth (10th) Business Day of each month, beginning the first month following the first Collection Period.

     (l) "Distribution Date Certificate" means the Certificate substantially in the form Exhibit D hereto.

     (m)  "Effective Date" means ___________, 1997.

     (n)  "Event of Service Default" has the meaning set forth in Section 5.1.

     (o) "Financed Vehicle" means a new or used automobile or light-duty trucks and all accessions thereto comprising the Collateral, securing an Obligor's indebtedness under a Receivable.

     (p) "Insolvency Proceeding" means (i) the commencement by a person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such person seeking the appointment of a receiver, trustee, custodian or similar official for such person or any substantial part of such person's property, or a decree or order seeking such appointment or (ii) the commencement of any such case or proceeding against a person or another seeking such an appointment which (x) is consented to by such party, (y) results in the entry of an order for relief, such appointment, the issuance of such a protective decree or the entry of an order having similar effect or (z) is not dismissed within 15 days, or (iii) the making by a person of a general assignment for the benefit of creditors or (iv) the admission in writing by a person of such person's inability to pay such person's debts as they become due.

     (q)  Intentionally Omitted.

     (r) "Liquidation Proceeds" means, with respect to any Receivable, all funds, collections and proceeds collected from whatever source in respect thereof and related Financed Vehicle (including, but not limited to, collections, insurance proceeds, dealer recourse and third party originator recourse) during such Collection Period.

     (s) "Lockbox Depository" means Capital Bank and/or such other financial institution as may be mutually agreed upon by Servicer and Client.

     (t) "Obligor" means, with respect to a Receivable, the purchaser of the Financed Vehicle, each co-purchaser, co-signer and guarantor, or any other person responsible for payments under the Receivable.

     (u) "Receivable" means a security agreement, loan, contract, motor vehicle retail installment sale contract and/or other document evidencing the indebtedness of an Obligor to Client.

     (v) "Servicer" or "SAC" means SENTINEL ACCEPTANCE CORPORATION, a Florida corporation.

                                  ARTICLE 2.

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 2.1 APPOINTMENT AND DUTIES OF SERVICER. Client hereby appoints the Servicer to manage, administer, service and receive collections on the Receivables as specified herein and to otherwise perform the duties of servicer. In performing its duties hereunder, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, within the terms of this Servicing Agreement. Specifically, Servicer will provide the following services:



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     (a)  Boarding Functions:

          (i)    Maintain Dealer files
          (ii)   Document review/new loan preparation
          (iii)  New loan input
          (iv)   Welcome letters
          (v)    Review of files to confirm presence of required documents.
          (vi) Unless terminated by Client in writing with seven (7) days advance notice, first payment reminder telephone calls, to be attempted five (5) days prior to first payment.

     (b)  File Maintenance/Document Control Functions:

          (i)    File retention
          (ii)   Track customer collision insurance
          (iii)  Paid in full loans

     (c)  Customer Service Functions

          (i)    Billing receipts (i.e., monthly statements)
          (ii)   Customer inquiries
          (iii)  Research
          (iv)   Loan maintenance
          (v)    Document retrieval

     (d)  Payment Processing Functions:

          (i)    Coordinate lockbox procedures
          (ii)   Receive lockbox payments
          (iii)  Record loan payment information
          (iv)   ACH transactions
          (v)    Western Union processing
          (vi)   NSF referrals

     (e)  Reporting Functions:

          (i)    Prepare Servicer's Distribution Date Certificate to Client
          (ii)   Prepare other reports listed on Exhibit B.

     (f)  Collection Functions:

          (i)    Delinquency notices
          (ii)   Telephone contact with delinquent Obligors
          (iii)  Skip tracing



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

     Section 2.2  Intentionally Omitted.

     Section 2.3  COLLECTION OF RECEIVABLE PAYMENTS: DEFAULTED RECEIVABLES.

     (a) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Receivables, as and when the same shall become due and shall follow collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and consistent with loan servicing industry standards. The Servicer may grant extensions, rebates or adjustments on a Receivable, or modify the original due date of a Receivable (i) if such extensions are limited to two (2), one (1) month extensions in any consecutive twelve (12) month period, (ii) six (6) consecutive payments have been made by the Obligor at the time such extension is made, and (iii) a sufficient amount of interest due shall have been collected to forward the due date. The Servicer may in its reasonable discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. In no event shall the principal balance of a Receivable be reduced, except in connection with a settlement in the event the Receivable becomes a Defaulted Receivable (as defined above).

     (b) If Servicer shall follow the following collection procedures with respect to each Receivable. If a scheduled payment due under a Receivable is:

          (i)    5 days past due - a past due notice is mailed.

          (ii)   10 days past due - a second past due notice is mailed.

          (iii) 15 days past due - telephone and written communication is commenced with the Obligor.

          (iv)   30 days past due - a repossession order is issued.

          (v) On the day of repossession, a Notice of Sale is mailed to the Obligor.

     (c) The Servicer shall include information regarding Delinquent Receivables and Defaulted Receivables in the Distribution Date Certificate to Client.

     Section 2.4 REALIZATION UPON RECEIVABLES. Title tracking, repossession, repair, sale of collateral, filing of insurance claims, dealer repurchase, and litigation are client responsibilities, and Servicer will not perform these functions. Servicer, however, at the request of the Client will engage repossession firms to repossess Financed Vehicles securing Defaulted Receivables.

     Section 2.5  [THIS SECTION RESERVED].

     Section 2.6 MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES AND RECEIVABLES.

     (a) The Servicer shall retain all responsibility regarding obtaining and maintaining perfection of the security interest created by each Receivable in the related Financed Vehicles.

     Section 2.7  COVENANTS OF SERVICER: NOTICES.

     (a) The Servicer shall (1) not release any Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of the Financed Vehicle to a successor purchaser of the vehicle following repossession by the Servicer, (2) not impair the rights of Client in the Receivable, (3) not increase the number of scheduled payments due under a Receivable except as permitted herein, (4) not sell, pledge, assign, or transfer to any other person, or grant, create, incur, assume, or suffer to exist any lien on any Receivable transferred to Client or any interest therein, (5) immediately notify Client of the existence of any lien on any such Receivable, (6) defend the right, title, and interest of Client in, to and under such Receivables, against all claims of third parties claiming through or under the Servicer, (7) promptly notify Client of the occurrence of any Event of Servicing Default and any breach by Client of any of its covenants or representations and warranties contained herein.

     (b) The Servicer shall promptly notify Client of any actual knowledge on its part of any (i) abandonment of any Financed Vehicle, (ii) adverse material change in the condition of any Financed Vehicle, (iii) failure on the part of the related Obligor to keep any Financed Vehicle insured or in operating condition and repair, (iv) permanent or substantial injury to any Financed Vehicle caused by accident, unreasonable use, abuse or neglect, and
(v) any unusual matter which would adversely affect or result in diminution of the value of any Financed Vehicle.

     (c) The Servicer shall promptly notify Client upon learning of any Insolvency Proceeding involving any Obligor, or the death or incapacity of any Obligor (including co-signers and guarantors).

     (d) The Servicer will promptly advise Client of any inquiry received from an Obligor which contemplates the consent of Client and as to which the Servicer does not have the express authority to give to grant without the prior approval of Client. Inquiries requiring consent of Client shall include, but not be limited to, inquiries about settlement of any unasserted claim or defense, or compromise of any amount an Obligor owes or any other matters the Servicer should reasonably understand are not within the Servicer's authority under this Servicing Agreement.

     (e) The Servicer shall maintain an errors and omissions insurance policy providing coverage in an amount of not less than $1,000,000 and a fidelity bond in an amount of not less than $100,000, in such form as is customary for loan servicers acting in respect of mortgage loans or consumer loans on behalf of institutional investors therein.

     Section 2.8  Intentionally Omitted.

     Section 2.9 SERVICING FEE. The Servicer shall be paid a monthly servicing fee ("Servicing Fee") with respect to each Receivable serviced under this Servicing Agreement during a Collection Period of $15.00 per Receivable. The Servicer shall be paid a one-time boarding fee of $10.00 per Receivable and a one time administrative fee of $100 per Receivable. The Servicing Fee for any Receivables which are not part of a Conforming Pool shall be separately quoted by Servicer, based upon Servicer's evaluation of the quality of the Receivables. The Servicing Fee shall be payable on the Distribution Date following each Collection Period, and shall be deducted by the Servicer from the Collections received. The Servicing Fee shall be full compensation for the services contemplated herein (except for the services provided for in Section 2.13 (b) hereof, which shall be paid as set forth herein). The Servicer shall be entitled to a one time marketing fee of $150.00 per contract.

     Section 2.10 DISTRIBUTION DATE CERTIFICATES. The Servicer shall deliver to Client on the Distribution Date, a Distribution Date Certificate hereto containing all information necessary for Client to make the distributions required on such date to the trustee under that certain Trust Indenture dated _____, 1997 between Client and ___, as Trustee Servicer, Client, or any other parties entitled to a distribution on such Distribution Date.

     Section 2.11 ANNUAL STATEMENT AS TO COMPLIANCE. The Servicer shall deliver to Client on or before March 31 of each year, a certificate of an officer of the Servicer, dated effective as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Servicing Agreement has been made under such officer's supervision, and (ii) based on such review, the Servicer has materially fulfilled all its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Section 2.12  FINANCIAL STATEMENTS: ANNUAL SERVICING REPORTS.

     (a) Commencing on the anniversary date of the Agreement, on or before ninety (90) days after the end of each fiscal year of the Servicer, the Servicer shall deliver to Client, a copy of the financial statements of Servicer containing a report of a firm of independent public accountants of recognized national standing selected by the Servicer to the effect that such firm has examined certain books and records of Servicer and that, on the basis of such examination conducted substantially in compliance with generally accepted audit standards such financial statements accurately reflect the financial condition of Servicer.



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     (b)  On or before ninety (90) days after the end of its fiscal year, the
Servicer shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants (which firm shall be reasonably acceptable to Client) to furnish a statement to Client, to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables and the reporting requirements with respect thereto and that, on the basis of such examination, such servicing and reporting requirements have been conducted in compliance with this Agreement, except for (i) such exception as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. The cost to Servicer of such accountant's statements shall be limited to 2% of the revenue payable to the Servicer under this Agreement for the fiscal year in question, and any excess shall be paid by the Client or other party who requested such accountant's statements.

     Section 2.13  COSTS AND EXPENSES.

     (a) Except as set forth in Section 2.13(b) below, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of independent accountants and all other fees and expenses shall be paid or caused to be paid by the Servicer out of the compensation to be paid to or retained by the Servicer pursuant to Section 2.9.

     (b) During the term of this Servicing Agreement, the Servicer shall be reimbursed by Client for all actual out of pocket costs and expenses incurred in connection with the performance of its duties hereunder including, but not limited to the following:

          (i) Any compensation paid to outside legal counsel retained at Client's direction to protect the interests of Client, or if Client is not the owner of the Receivables, the Owner's interest in assets administered under this Servicing Agreement;

          (ii) Any compensation paid to professional accountants retained at Client's direction to review the assets administered under this Servicing Agreement;

          (iii) Any sales, franchise, income, excise, personal property or other taxes arising from or related to any Receivables administered under the Servicing Agreement;

          (iv) Other requested services will be quoted on a time and materials basis utilizing the Servicer's current pricing schedule; and paid by requesting party;

          (v) Expenses for special forms and materials, freight, tapes, communications, lock-box charges and other expenses approved by Client.

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

     (c) Servicer's rights to reimbursement of expenses shall not be contingent upon success in skip tracing.

     (d) Unless prior approval from Client is obtained, skip tracing expenses shall be limited to $350.00.

     (e) In the event Client requests Servicer to perform any functions requiring Servicer to incur additional out-of-pocket expenses other than those described in Section 2.13(b) above, Client will give Servicer written authorization to perform such services, which shall entitle Servicer to reimbursement for the out-of-pocket expenses incurred in connection therewith. Unless such prior written authorization is given, Servicer shall not be obligated to undertake any matters which would incur any out-of-pocket expenses not described in Section 2.13(b) above.

     (f) In the event Servicer seeks but does not obtain in a specific instance approval to incur expenses in excess of those stated herein, Servicer shall not be obligated to proceed with the recommended activity as to which such approval is sought.

     Section 2.14  Intentionally Omitted.

     Section 2.15  DELIVERY OF COPIES OF DOCUMENTS TO THE SERVICER.

     (a) The Servicer shall maintain copies or originals of the following documents in its files with respect to each Receivable and the Financed Vehicle related thereto, provided such is delivered to Servicer by Client:

          (i)    the application of the Obligor for credit;

          (ii) a copy (but not the original) of the retail installment sale contract and any amendments thereto; provided, however, that the Servicer shall deliver any original amendments to the retail installment sale contract to Client or escrow agent, if applicable, immediately following execution thereof;

          (iii) a copy of the certificate of insurance or application therefor with respect to the Financed Vehicle securing the Receivable;

          (iv) a monthly delinquency report on all outstanding Receivables in form and content reasonably acceptable to Client (provided, that individual delinquency reports need not be kept in such individual's files);

          (v) a copy of the score sheet, proof of income and references, credit report and AAP approval sheet utilized by Client in the origination of the Loan to the Obligor,



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

          (vi)   a copy of the Vehicle Invoice;

          (vii)  a copy of the Service contract, if any, on the Financed
          Vehicle;

          (viii) Intentionally Omitted;

          (ix) such other documents as the Servicer may reasonably request in order to accomplish its duties under this Servicing Agreement.

     The Servicer shall keep satisfactory books and records pertaining to each Receivable and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees, provided, however, that Servicer may periodically purge records in accordance with Servicer's standard record retention policies, which shall comply with all applicable laws. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of Client. The Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Servicing Agreement. The Servicer shall bear the entire cost of restoration in the event any Collateral Documents (as defined below) shall become damaged, lost or destroyed while in the Servicer's possession or under the Servicer's control.

     Section 2.16  POSSESSION OF ORIGINAL COLLATERAL DOCUMENTS: SERVICER
DOCUMENTS.

     (a) The original titles and retail installment contracts shall be held by the CSC Logic, a division of Computer Sciences Corporation or other party designated by Client. Unless otherwise specified herein, the Servicer shall maintain physical possession of good and legible copies of the instruments and documents listed in paragraph 2.15(a) above, and such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing. Collectively, all of the documents described in this paragraph 2.16(a) with respect to a Receivable are referred to as "Collateral Documents". The Servicer shall hold all Collateral Documents in trust for the benefit of Client, and all Collateral Documents shall remain the property of Client. The Servicer shall respond to all third party inquiries concerning ownership of the Receivables by indicating that the Receivables are the property of Client.

     (b) The Servicer shall maintain physical possession of good and legible copies of all instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, proof of auto insurance policy, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computer data files, that are required to document or service any Receivable. Collectively, all the documents described in this paragraph 2.16(b), with respect to a Receivable are referred to as the "Servicer Documents"). The Servicer hereby agrees that the computer files and other physical records of the Receivables maintained by the Servicer will bear an indication reflecting that the Receivables are owned by Client and that all Servicer Documents shall remain the property of Client.

     Section 2.17 WARRANTIES, REPRESENTATIONS AND INDEMNITY WITH RESPECT TO DOCUMENTS. As to each document set forth in paragraph 2.16(a) hereof, the Client represents that the Receivables are free of illegal or prohibited powers or provisions. Client warrants that the enforcement thereof by the Servicer will not subject the Servicer to liability under any federal, state or local law, provided such enforcement by the Servicer is conducted in accordance with the provisions of this Servicing Agreement and the Servicer's normal operating procedures, and will indemnify Servicer from all liability and costs, including reasonable legal fees, incurred as a result of the presence of any such illegal or prohibited provision.

     Section 2.18 STANDARD OF CARE. In performing its duties and obligations hereunder pursuant to this Servicing Agreement, the Servicer will comply with all applicable state and federal laws and will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar motor vehicle retail installment sales contracts or loans owned and/or serviced by the Servicer and that is consistent with prudent industry standards, and will apply in performing such duties and obligations, those standards, policies and procedures consistent with the best standards, policies and procedures the Servicer applies with respect to similar motor vehicle retail installment contracts or loans owned or serviced by it; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Receivable. In performing its duties and obligations hereunder, the Servicer shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of Client (and, if applicable, any escrow agent) in the Receivables.

     Section 2.19 RECORDS. The Servicer shall maintain or cause to be maintained such books of account and other records as will enable Client to determine the status of each Receivable.

     Section 2.20  INSPECTION.

     (a) At all times during the term hereof, the Servicer shall afford Client, its authorized agents, and any escrow agent, if applicable, reasonable access during normal business hours to the Servicer's records relating to the Receivables and will cause its personnel to assist in any examination of such records. The examination referred to in this Section 2.20 will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination Client or any applicable escrow agent may, using generally accepted audit procedures, verify the status of each Receivable and compliance with the standards represented to exist as to each Receivable in this Servicing Agreement. Nothing herein shall require Client or any applicable escrow agent to conduct any inspection pursuant to this Section. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 2.20. To the extent that Client shall participate in any securitization or collateralization financing, the Servicer shall cooperate with Client and the entities involved in such financing by preparing such reports, tabulations, reconciliations and other data production activities necessary for such financing at Client's expense.

     (b) All information obtained by Client or any applicable escrow agent regarding the Obligors and the Receivables, whether upon exercise of its rights under this Section 2.20 or otherwise, shall be maintained by Client or any applicable escrow agent in confidence to the degree required by applicable privacy or other laws, and shall not be disclosed to any other person, except as permitted or required by applicable law or regulation.

     Section 2.21 ENFORCEMENT. All costs of enforcement of the Receivables will be reimbursed to Servicer by Client.

     Section 2.22 SUBSTITUTION OF COLLATERAL. In the event a Financed Vehicle sustains significant physical damage such that the insurance company carrying the physical damage insurance covering such Financed Vehicle determines that the Financed Vehicle is not repairable, the Servicer or an affiliate thereof may permit the Obligor to pledge a vehicle of equal or greater market value than that of the Financed Vehicle immediately prior to sustaining the physical damage. The second vehicle shall be substituted as the collateral ("Substituted Financed Vehicle") for the Receivable and the terms of the Receivable shall not be amended or modified except to reflect the substituted collateral. The Servicer shall, within 90 days of the purchase of the Substituted Financed Vehicle, cause the certificate of title for the Substituted Financed Vehicle to be delivered to Client or the escrow agent, as applicable. The Servicer shall make appropriate notation in its records of the substitution of the collateral.

                                  ARTICLE 3.

                         LOCKBOX ACCOUNT; COLLECTIONS;
                             STATEMENTS TO CLIENT

     Section 3.1 LOCKBOX ACCOUNT. The Client with the assistance of the Servicer has established the initial Lockbox Account Depository with respect to the Receivables. Prior to the appointment of a successor Lockbox Depository, the Servicer shall provide 30 days' notice to the Client of such proposed appointment and obtain the written consent of such appointment from Client, which consent shall not be unreasonably withheld.

     Section 3.2 COLLECTIONS. The Servicer shall remit to the Lockbox Account as soon as practical, but in no event later than the close of business (Florida time) on the Business Day after receipt thereof by the Servicer, all payments by or on behalf of the Obligors, including proceeds from repurchase of Receivables, as Liquidation Proceeds, collected during the Collection Period, in respect of a Receivable being serviced by the Servicer; provided, however, that amounts remitted by or on behalf of Obligors under the terms of, or with respect to, the Receivables, representing NSF charges, late fees, extension fees or prepayment charges allowed by applicable law, shall be retained by the Servicer as additional compensation.

     Section 3.3  DISTRIBUTIONS FROM THE LOCKBOX ACCOUNT.

     (a) The Servicer shall provide the Lockbox Account Depository with a report providing instructions related to cleared funds from the Lockbox Account. Such reports shall also indicate amounts on deposit representing uncleared funds.

     (b) On or before the eighth (8th) Business Day of each month, commencing the first month following the first Collection Period, the Servicer shall submit the Distribution Date Certificate to Client. The Distribution Report shall contain a description of all amounts then due and owing the Servicer, Client and to all other parties for such Collection Period. Client shall instruct the Lockbox Account Depository to distribute all uncontested amounts to the recipients thereof on or before the Distribution Date. Any amounts that are contested shall be distributed upon the direction of Client to the recipient thereof following the resolution of the amount to the satisfaction of Client. Client shall instruct the Lockbox Account Depository to make or permit withdrawals from the Lockbox Account only as provided in this Servicing Agreement and to transmit data on all amounts received or paid from the Lockbox Account to the Servicer.

                                  ARTICLE 4.

                          REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. The Servicer hereby represents, warrants and covenants to Client that as of the date of this Servicing Agreement or as of such date specifically provided herein:

     (a) The Servicer is a corporation duly organized and validly existing under the laws of the State of Florida.

     (b) All necessary partnership, regulatory or other similar action has been taken to authorize and empower the Servicer and the officers or representatives acting on the Servicer's behalf, and the Servicer has full power and authority to execute, deliver and perform this Servicing Agreement;

     (c) This Servicing Agreement has been duly authorized, executed and delivered by the Servicer and the performance and compliance with the terms of this Servicing Agreement will not violate the Servicer's partnership agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, indenture, lease, credit agreement or any other agreement or instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

     (d) The Servicer is duly licensed and qualified to perform the functions specified herein and this Servicing Agreement constitutes a valid, legal and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

     (e) The Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by the Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect the performance of its duties hereunder,

     (f) No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement;

     (g) No information, certificate of an officer, statement furnished in writing or report delivered to Client, or if applicable any escrow agent, by the Servicer will, to the knowledge of the Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading, and

     (h)  Intentionally Omitted.

     Section 4.2 REPRESENTATIONS AND WARRANTIES OF THE CLIENT. The Client hereby represents, warrants and covenants to the Servicer that as of the date of this Servicing Agreement or as of such date specifically provided herein:

     (a) DUE ORGANIZATION AND GOOD STANDING. The Client is a limited partnership duly organized and in good standing under the laws of the State of Florida, with power and authority to own its properties and to conduct its business as such properties are owned and such business is presently conducted.

     (b) POWER AND AUTHORITY. The Client has the power and authority to execute and deliver this Servicing Agreement and to carry out its terms; and the execution, delivery, and performance of this Servicing Agreement have been duly authorized by the Client by all necessary corporate or partnership action.

     (c) BINDING OBLIGATIONS. This Servicing Agreement shall constitute a legal, valid, and binding obligation of the Client enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (d) NO VIOLATION. The consummation of the transactions contemplated by this Servicing Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms, and the provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization, charter or by-laws of the Client, or to the best of the Client's knowledge, after reasonable investigation, any indenture, agreement, or other instrument to which the Client is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Agreement); nor violate any law or, to the best of the Client's knowledge, any order, rule, or regulation applicable to the Client of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Client or its properties.

     (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Client's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Client or its properties (A) asserting the invalidity of this Servicing Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Servicing Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Client of its obligations under, or the validity or enforceability of, this Servicing Agreement.

     Section 4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article IV are continuous and shall survive the date of this Servicing Agreement. Upon discovery by either Client or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

                                  ARTICLE 5.

                       DEFAULT, REMEDIES AND LIABILITY

     Section 5.1 EVENTS OF DEFAULT. Any of the following acts or occurrences shall constitute an Event of Default under this Servicing Agreement:

     (a) The failure to make any payment required to be made under the terms of this Servicing Agreement which failure continues unremedied for a period of thirty (30) Business Days after written notice of such failure shall have been given to the party required to make such payment;

     (b) The failure to observe or perform in any material respect any covenant or agreement required to be performed under this Servicing Agreement which failure continues unremedied for a period of fifteen (15) days after written notice of such failure shall have been given to the breaching party;

     (c) The entry with respect to either Client or the Servicer of a decree or order for relief by a court or agency or supervisory authority having jurisdiction under any present or future federal or state bankruptcy, insolvency or similar law;

     (d) A conservator, receiver or liquidator is appointed with respect to either Client or the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings;

     (e) Client or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

     (f) Any representation, warranty or statement made in this Servicing Agreement or in any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made.

     Section 5.2  REMEDIES.  If an Event of Default as described in Section
5.01 shall have occurred and be then continuing the non-breaching party may exercise any right or remedy available to it under this Servicing Agreement or under applicable law and, in addition, may terminate the rights and duties of the defaulting party under this Servicing Agreement by giving such party thirty (30) days prior written notice. If an Event of Default occurs as described in Section 5.01 (a) or (c) through (f) above, this Servicing Agreement may be terminated effective immediately upon either Client's or Servicer's notice of default under Section 5.01 (a) or (c) through (f) above.

     Section 5.3 LIABILITY OF THE SERVICER. Servicer shall be strictly accountable to Client for all payments actually received on Receivables, without limitation as to amount. However, in no event shall Servicer be liable for any consequential, incidental or special damages including, but not limited to, damages for loss of currency, funds, data, profits, goodwill or prospective business opportunity. In event of any error, mistake, or breach of this Agreement by Servicer, other than misappropriation of funds as described in the first sentence of this Section 5.03, (collectively "errors"), it is agreed that the measure of Servicer's liability shall be:
(a) the amounts by Client to third parties to correct or as the direct result of, any errors by Servicer, and (b) any amount by which Client is underpaid as a result of Servicer's errors, which Client is unable to recover after making reasonable efforts to do so; but in no event shall Servicer's liability exceed the lesser of $50,000.00 or the total servicing fees paid by Client to Servicer during the twelve (12) months immediately preceding the assertion of a claim by Client. All software provided or selected by Client, is without warranty by Servicer, and Client assumes all risk for any software-based errors. Any errors in third party software selected by Servicer shall not subject Servicer to any liability unless Servicer had actual knowledge of such errors or should have been aware of such errors. The only warranties made by Servicer are the specific obligations contained in this Agreement, and there are no other warranties, express or implied, including but not limited to merchantability or fitness for a particular purpose.

     Section 5.4 FORCE MAJEURE. Notwithstanding anything herein to the contrary, the Servicer shall not be considered in default hereunder or have any liability to any party for any failure to perform if such failure arises out of the following causes beyond the control of the Servicer: acts of God or a public enemy, fire, flood or war.

                                  ARTICLE 6.

                          TERMINATION OF AGREEMENT

     Section 6.1 TERM OF AGREEMENT. The initial term of this Agreement shall begin on the Effective Date as set forth above and shall continue for a period of five (5) years. Thereafter, this Agreement shall automatically renew for periods of one (1) year each unless either Client or the Servicer gives notice of non-renewal (a "Non-Renewal Notice") to the other party at least ninety (90) days prior to the expiration of the initial term or any renewal term.

     Section 6.2 EFFECT OF TERMINATION. Upon termination of this Servicing Agreement, the Servicer shall, at the direction of Client, promptly return all Collateral Documents and Servicer Documents and any related files and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder.

     Section 6.3 TRANSFER OF SERVICING. Upon termination of this Servicing Agreement, the Servicer shall cooperate in the transfer of the Servicer Documents and Collateral Documents. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that responsibility for the Receivables shall transfer as quickly as practicable and in any event within thirty (30) days after the termination date.

     Section 6.4  TERMINATION OF SERVICER.

     (a) Either the Servicer or the Client may terminate this Servicing Agreement by giving written notice of such termination to the other party no less than ninety (90) days prior to the effective date of such termination.

     (b) Appointment of Successor Servicer. Upon receipt of notice of termination pursuant to Section 6.04 hereof, the predecessor Servicer shall continue to perform its functions as Servicer only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until the date 90 days from receipt of such notice.

     Section 6.5 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, OR RESIGNATION OF SERVICER. Any person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which may succeed to the duties and obligations of the Servicer under this Servicing Agreement following the resignation of the Servicer, which person executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer or under this Servicing Agreement without further act on the part of any of the parties to this Servicing agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Servicing Default (as defined in Section 5.01), and no event which, after notice or lapse of time, or both, would become an Event of Servicing Default shall have happened and be continuing, (ii) the Servicer shall have delivered to Client an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section 6.05 and that all conditions precedent provided for in this Servicing Agreement relating to such transaction have been complied with and
(iii) the Servicer shall have delivered to Client an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on certificates of title thereto have been executed and filed that are necessary fully to preserve and protect the interest of Client in the Receivables and the Financed Vehicles, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                                  ARTICLE 7.

                          MISCELLANEOUS PROVISIONS

     Section 7.1 AMENDMENT. This Servicing Agreement may only be amended by mutual written consent of the parties hereto. Other agreements made contemporaneously as part of the acquisition of the Receivables (such as any purchase agreement, escrow agreement, etc.) to which Servicer is not a party may be amended without Servicer's consent, but no amendment thereon disadvantageous to the Servicer shall be binding upon the Servicer unless Servicer shall have consented to such change in writing.

     Section 7.2 WAIVERS. The provisions of this Servicing Agreement may only be waived by written consent of the party making the waiver. The failure of either party at any time to require performance by the other of any provision of this Servicing Agreement shall in no way affect that party's right to enforce such provision, nor shall the waiver by either party of any breach of any provision of this Servicing Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

     Section 7.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

     To the Servicer:         SENTINEL ACCEPTANCE CORP.
                              210 N. University Drive, Suite 120
                              Coral Springs, Florida 33071
                              ATTN: Ivan Hoser
                              (954) 796-9915; FAX: (954) 796-8825

     To Client:               SENTINEL FINANCING LTD., L.P.
                              210 N. University Drive, Suite 800
                              Coral Springs, Florida 33071
                              ATTN: Ivan Hoser
                              (954) 796-9915; FAX: (954) 796-8825

Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed two days after deposit with the U.S. Postal Service.

     Section 7.4 SEVERABILITY OF PROVISIONS. If one or more of the provisions of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

     Section 7.5 RIGHTS CUMULATIVE. All rights and remedies under this Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

     Section 7.6 NO OFFSET. Prior to the termination of this Servicing Agreement, the obligations of the Servicer and Client under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer or Client may have against the other, whether in respect of this Servicing Agreement, any Receivable or otherwise, but this provision shall not limit the Servicer's right to pay its Servicing Fees and Expenses from the Collections received.

     Section 7.7 INSPECTION AND AUDIT RIGHTS. The Servicer agrees that, upon prior written notice, it will permit any representative of Client, during the Servicer's normal business hours, to examine the Collateral Documents or the Servicer Documents, all the books of account, records, reports and other papers of the Servicer relating to the Receivables, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Servicer or Client, as the case may be, and to discuss its affairs, finances and accounts relating to the Receivables with its officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by Client of any right under this paragraph 7.7 shall be borne by Client, provided that if an audit is made during the continuance of an Event of Default by Servicer, the expense incident to such audit shall be borne by the Servicer.

     Section 7.8 POWERS OF ATTORNEY. Servicer is made Client's attorney-in-fact for the limited purpose of signing documents necessary to release a lien upon full payment of a Receivable. With respect to other matters, Client shall, from time to time, provide to the employees of the Servicer limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer to perform its obligations under this Servicing Agreement; provided however, that Client shall not be required to provide such powers with respect to any matter for which Client does not have authority to perform itself.

     Section 7.9 CAPTIONS. The article, paragraph and other headings contained in this Servicing Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

     Section 7.10 DECISIONS AND DIRECTION. Whenever the Servicer shall submit a matter to the Client for decision and/or direction, the Client shall within a reasonably prompt period advise the Servicer of its decision or of the further information needed for a decision; provided that if no comment is received by the Servicer within five (5) business days of such submission or request for additional information (whichever is later) that matter may be deemed determined affirmatively in respect to the Servicer's recommendation, if any, and the Servicer may act accordingly.

     Section 7.11 ASSIGNMENT AND BINDING EFFECT. This Servicing Agreement may be assigned only with the written consent of the parties hereto; however, in the event of an assignment, all provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Notwithstanding the generality of the foregoing the rights of Client hereunder maybe assigned to any Indenture Trustee for debt obligations of Client.

     Section 7.12 LEGAL HOLIDAYS. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day in Coral Springs, Florida, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

     Section 7.13 COUNTERPARTS. This Servicing Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 7.14 GOVERNING LAW. This Servicing Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws of the State of Florida, except to the extent that it is mandatory that the laws of some other jurisdiction apply.

     Section 7.15 PARTIES. This Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

     Section 7.16 CONFIDENTIALITY OF SERVICER'S PROPRIETARY INFORMATION. Client acknowledges that the designs, specifications, manuals, documentation and other materials related to the services performed and the products produced hereunder by Servicer (collectively "Documentation"), and all other systems, programs, designs, specifications, manuals, documentation and other materials which are utilized, developed or made available by the Servicer in connection with this Servicing Agreement (collectively "Other Materials") are the confidential, proprietary and/or trade secret property and information of the Servicer and shall remain as such property and information of the Servicer, both before and after the term of this Agreement. Client shall not copy, sell, assign, transfer, distribute or disclose all or any part of the Documentation or Other Materials to any other person, partnership, corporation or other entity. Client shall confine the knowledge and use of the Documentation and Other Materials only to its employees who require such knowledge and use in the ordinary course and scope of their employment, and Client and such employees shall use such Documentation and Other Materials solely in connection with Client's own purposes under this Servicing Agreement. Upon any expiration or termination of this Agreement, Client shall promptly return to the Servicer all property or information which is covered by this section.

     Section 7.17 NO SOLICITATION OF EMPLOYEES. During the term of this Agreement, and for a period of three (3) years after any expiration or termination of this Agreement, Client shall not directly or indirectly solicit, attempt to employ or retain, or employ or retain any employee or representative of the Servicer, independent contractor or otherwise, or take any other action to induce any person to leave the employ of the Servicer or to terminate any other relationship with the Servicer.








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

     Section 7.18 RELATIONSHIP OF THE PARTIES. The relationship of the parties to this Agreement is that of independent contractors. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship between the Servicer or Client.

     IN WITNESS WHEREOF, the parties have caused this Servicing Agreement to be duly executed by their respective authorized representatives on the 1st day of June, 1997.

                              SENTINEL FINANCING LTD., L.P.
                              as Client


                              By:  Sentinel Acceptance Corporation
                                   General Partner


                              By:  ___________________________________________
                                   Ivan Hoser, President


                              SENTINEL ACCEPTANCE CORPORATION
                              as Servicer


                              By:  ___________________________________________
                                   Ivan Hoser, President












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